Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.198 to Registration Statement No. 333-148826 on Form N-1A of our report dated January 27 , 2014, relating to the financial statements and financial highlights of Cohen & Steers Global Realty Majors ETF, ALPS Equal Sector Weight ETF, Jefferies TR/J CRB Global Commodity Equity Index, U.S. Equity High Volatility Put Write Index Fund, ALPS/GS Momentum Builder® Growth Markets Equities and U.S. Treasuries Index ETF, ALPS/GS Momentum Builder® Multi-Asset Index ETF, ALPS/GS Momentum Builder® Asia ex-Japan Equities and U.S. Treasuries Index ETF, ALPS/GS Risk-Adjusted Return US Large Cap Index ETF, VelocityShares Emerging Markets DR ETF, VelocityShares Russia Select DR ETF, VelocityShares Emerging Asia DR ETF, VelocityShares Tail Risk Hedged Large Cap ETF, VelocityShares Volatility Hedged Large Cap ETF, Barron’s 400 ETF, ALPS Sector Dividend Dogs ETF, ALPS International Sector Dividend Dogs ETF, RiverFront Strategic Income Fund, Alerian MLP ETF and Alerian Energy Infrastructure ETF, each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended November 30, 2013, and to the references to us under the headings “Fund Service Providers,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 28, 2014